U. S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Registration No. 333-165995
Gemini Tea Corp.
(Exact name of registrant as specified in its charter)

Nevada	2099	pending
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
13836 Parkland Blvd SE, Calgary, Alberta, Canada		T2J 3X4
(Address of registrant's principal executive offices)		(Zip Code)

(403) 256-2066
(Registrant's Telephone Number, Including Area Code)

Corporate Creations Network Inc.
8275 South Eastern Avenue, Suite 200-47, Las Vegas, Nevada 89123
Tel: (800) 672-9110
(Name, Address and Telephone Number of Agent for Service)

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
☐ _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐ _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐ _______

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Small reporting company ☒

DEREGISTRATION OF SECURITIES

On June 28, 2010, Gemini Tea Corp. filed a registration statement on Form S-1 (No.  333-165995) (the “Registration Statement”) that registered 2,000,000 shares of its common stock for resale from time to time. The Registration Statement was declared effective by the Commission on July 12, 2010.

The Registration Statement was filed in order to register shares of our common stock to be offered and sold by us in a direct offering. We sold 876,100 shares of our common stock to 52 shareholders pursuant to the Registration Statement.

In accordance with the undertaking contained in the Registration Statement pursuant to Item B(3) of Regulation S-B, we have filed this Post-Effective Amendment No. 1 to remove from registration all of the shares which remain unsold under the Registration Statement at the termination of the offering.

This Post-Effective Amendment No. 1 to the Registration Statement hereby deregisters those remaining unsold shares of our common stock registered pursuant to the Registration Statement.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on our behalf by the undersigned, at Calgary, Alberta, Canada, on January 14, 2011.

Gemini Tea Corp.
a Nevada corporation
By:	/s/ Wanda Canning
Wanda Canning
President, Chief Executive Officer,
Chief Financial Officer, Principal
Accounting Officer, Secretary,
Treasurer, and a member of the Board of Directors

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Gemini Tea Corp.
a Nevada corporation
January 14, 2011	By:	/s/ Wanda Canning
Wanda Canning
President, Chief Executive Officer,
Chief Financial Officer, Principal
Accounting Officer, Secretary,
Treasurer, and a member of the Board of Directors